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                                                                     EXHIBIT 5.1

W. EDGAR JESSUP, JR.  RANDALL S. LEFF      HOWARD Z. BERMAN       JOHN W. ERVIN
MELVIN S. SPEARS      JOAN B. VELAZQUEZ    LAYTON L. PACE           1917-1982
BERTRAM K. MASSING    E. A. OLLIFF III     SHIRAZ D. TANGRI
MARVIN H. LEWIS       ROBERT M. WAXMAN     KARINA B. STERMAN      LEONARD COHEN
DAVID P. KASSOY       REEVE E. CHUDD       ANDRES QUINTANA           RETIRED
GARY J. FREEDMAN*     KENNETH A. LUER      HEATHER L. MCCLOSKEY
LEE SILVER            SUSAN A. WOLF        RICHARD R. CIPRA       DEBRA L. JAMES
ROGER J. HOLT         PHILIP STARR         BENJAMIN S. LEHRER        ELLEN S.
ALLAN B. COOPER       BARRY MACNAUGHTON    SHAUN M. SIMMONS         KORNBLUM
JOHN A. MEYERS        JAMES B. HICKS       RODNEY C. LEE           OF COUNSEL
DAVID R. EANDI        MICHAEL S. KOGAN     JOSEPH R. CILIC
GARY Q. MICHEL*       KELLY O. SCOTT       MARK E. CARRILLO

*A PROFESSIONAL CORPORATION

                                  June 23, 2003


                                                                    736-363


Newpark Resources, Inc.
3850 North Causeway Boulevard
Suite 1770
Metairie, LA 70002

Dear Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to 1,000,000 shares of Common Stock of Newpark Resources, Inc., a Delaware corporation (the "Company"), reserved for issuance from time to time under the Company's 2003 Long Term Incentive Plan (the "2003 Plan"). The foregoing shares of Common Stock are hereinafter referred to as the "Shares".

         We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. Based upon our examinations and inquiries, it is our opinion that the Shares have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms of the 2003 Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           Ervin, Cohen & Jessup LLP